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                                                                       Exhibit 5

May 1, 2002

Vision Bancshares, Inc.
2201 West 1/st/ Street
Gulf Shores, Alabama 36545

          Re: Registration Statement on Form SB-2 (File Number 333-81574) and amendments thereto relating to the issuance of shares of common stock of Vision Bancshares, Inc.

Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by Vision Bancshares, Inc., an Alabama corporation (the "Company") in connection with the proposed public issuance by the Company of shares of its common stock, par value of $1.00 per share. We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form SB-2 (File Number 333-81574) and amendments thereto. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

     Upon the basis of the foregoing, we are of the opinion that:

          (i) The Company is a corporation duly organized and existing under the laws of the State of Alabama;

          (ii) The shares of common stock of the Company referred to above, to the extent actually issued, will, when so issued, be duly and validly authorized and issued and will be fully paid and non-assessable shares of common stock of the Company;

          (iii) Under the laws of the State of Alabama, no personal liability attaches to the ownership of the shares of common stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement and to the reference to our firm in the related prospectus under the heading "Legal Matters." In consenting to the inclusion of our opinion in the Registration Statement on Form SB-2 and amendments thereto, we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.

                                              Sincerely yours,

                                              BALCH & BINGHAM LLP

                                              By: /s/ Michael D. Waters
                                              Michael D. Waters